DATED THIS 20th **DAY OF** DECEMBER **2021**

ENVIRO SAFE SOLUTIONS SDN BHD
(Company No. 1024340-A)

AND

WKL ECO EARTH SDN BHD
(Company No. 1001072-V)

DISTRIBUTION AGREEMENT

Messrs Mustafa Ling & Co
Advocates & Solicitors
Suite B311 (Lift Lobby 10 & 11), 3rd Floor, Block B
Pusat Dagangan Phileo Damansara I
No 9, Jln 16/11, Off Jln Damansara
46350 Petaling Jaya
Selangor Darul Ehsan
(Tel : 03-7954 0686 Fax : 03-7954 0687)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made on the 20th day of DECEMBER 2021

BETWEEN

1. **ENVIRO SAFE SOLUTIONS SDN BHD (Company No. 1024340-A)** a private company limited by shares incorporated in Malaysia with its address at No. 10, Jalan Gangsa 3, Desa Perindustrian Kulai 2, 81000 Kulai Jaya, Johor (hereinafter called "**ESS**") of the first part; and

2. **WKL ECO EARTH SDN BHD** (REGISTRATION NO. 20170101705 (1231200-A)) having its address at 31-A2, Jalan 5/32A, 6 ½ Miles, Off Jalan Kepong, 52000, Kuala Lumpur (hereinafter called "**WKL**") of the second part.

RECITALS

(A) ESS is the manufacturer of the Products (hereinafter defined).

(B) WKL has considerable marketing experience in the Territory and wishes to act as ESS' sole and exclusive distributor for the Products and ESS has agreed to appoint and WKL has agreed to accept the appointment as a sole and exclusive distributor of the Products following the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. Interpretation

1.1 In this agreement, unless the context otherwise requires:

"Equipment"	air-conditioning, industrial air-conditioning, cooling tower, air-cooler, air-mistifier, chambers and gateway sanitizing machines, air-sanitizer and air-purifier and all other equipment relating to air-purifying system;
"Force Majeure"	means loss or damage by fire, storm, tempest, explosion, lightning, earthquake act of war or terrorist or other act of God or civil commotion or other similar cause, any prohibition, lockdown or embargo imposed by any act of parliament or rule, regulation or order, any combination of disputes between employers and employees or strikes or lockout affecting any of the trades employed by a party in performing its obligations under this agreement;
"Improvements"	means all improvements, modifications or adaptations to the Products or any part thereof made or acquired by WKL;

"Intellectual Property"	means any patent, copyright, registered design, trade mark or other industrial or intellectual property right subsisting in respect of the Products;
"Products"	means the Ionic Nano Copper (INC16 K) solution and the Ionic Nano Copper Zinc (INCZN) solution;
"Rights"	means all vested contingent and future rights of the Intellectual Property and all other rights of whatever nature in and to the Products whether now known or in the future created to which ESS is now or may at any time after the date of this Agreement be entitled by virtue of or pursuant to any of the laws in force in the Territory;
"Restricted Information"	means any information which is disclosed by one party to the other under or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such);
"Territory"	Means world-wide whereby Evoair Manufacturing(M)Sdn Bhd or WKL Eco Earth Sdn Bhd have representation

1.2 Any reference in this agreement to "writing" or related expressions includes a reference to cable, facsimile transmission, e-mail or comparable means of communication.

1.3 Any reference in this agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.4 The headings in this agreement are for convenience only and shall not affect its interpretation.

2. Appointment of Distributor

2.1 ESS hereby appoints WKL as its sole and exclusive distributor to distribute and sell and to enter into various agreement with third parties to distribute and sell the Products in the Territory and WKL agrees to act in that capacity subject to the terms of this agreement.

2.2 ESS shall not:-

2.2.1 appoint any other person, firm or company in the Territory as a distributor or agent for the Products in the Territory; or

2.2.2 supply to any other person, firm or company in the Territory any of the Products, whether for use or resale.

2.3 ESS shall obtain the consent and authorisation from Advanced Greentech Solutions Inc (Canada) ("AGS") and Anacardia Sdn Bhd ("ASB") to allow WKL to utilize the certifications and reports made, used and/or published by AGS and ASB in relation to the Products and forward WKL such written consent and authorisation.

2.4 ESS hereby consents and authorizes WKL and all WKL's distributor to utilize the certificates, reports and licenses or any other relevant documents deem necessary.

3. Supply of the products

3.1 ESS shall deliver the Products ordered by the Distributor within 14 days upon receipt of an order from the Distributor.

3.2 The Distributor shall pay ESS the price for each order of the Products in the following manner:-

3.2.1 A sum equivalent to 50% of the total price of the order upon making an order to ESS;

3.2.2 The balance 50% of the price within seven (7) days from delivery of the Products.

3.3 ESS shall ensure at all times that the specifications of the Product shall conform strictly to the specifications as stated in the Certificate of Analysis provided by ESS in Appendix 1,

3.4 WKL shall make a minimum order of 10,000 litres of the Products for each year ending on every 31st December. For avoidance of doubt, the said minimum order of 10,000 litres refers to the aggregate of both the Ionic Nano Copper (INC16 K) solution and the Ionic Nano Copper Zinc (INCZN) solution.

3.5 Where the minimum order of the Products is not achieved in any year, the exclusive rights of WKL shall be withdrawn and WKL shall continue to be the distributor of the Products in the Territory.

4. Intellectual property

4.1 In consideration of WKL agreeing to accept the appointment as ESS' sole and exclusive distributor pursuant to clause 1 above, ESS hereby assigns to WKL the Rights.

4.2 The parties agree to do all such things and to sign and execute all such documents and deeds as may reasonably be required in order to perfect protect or enforce any of the rights assigned and granted to WKL pursuant to clause 4.1 above.

4.3 ESS warrants to WKL that ESS is the sole owner of the Rights and has full power to assign the Rights.

4.4 WKL shall be entitled to:-

4.4.1 re-name the Products, Patent and Trademark

4.4.2 to register itself as owner of the Rights in the Territory.

4.5 WKL shall be entitled to cause Improvements and the Improvements shall remain the exclusive property of WKL.

5. Confidentiality

5.1 Each party shall at all times during the continuance of this agreement and after its termination:

5.1.1 use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

5.1.2 not use any Restricted Information for any purpose other than the performance of the obligations under this agreement.

6. Force majeure

6.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

6.2 Neither party shall be deemed to be in breach of this agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations under this agreement to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

6.3 If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

7. Nature of agreement

7.1 Nothing in this agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties.

7.2 This agreement contains the entire agreement between the parties with respect to the subject matter of this agreement, supersedes all previous agreements and understandings between the parties with respect to this agreement, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

7.3 Each party acknowledges that, in entering into this agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided in this agreement, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

7.4 If any provision of this agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

8. Notices and service

Any notice required to be given under this Agreement shall be in writing and shall be sent by hand or by registered post addressed to the party on whom the same is to be served at its address as given above or its last known address (if any) and such notice if served in the manner aforesaid shall be deemed to have been sufficiently served on the parties concerned at the time when the same is served by hand or when the registered letter would in the ordinary course of post be delivered

(end of clauses)

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands the day and year first above written.

The execution of this Agreement was)
duly effected in a manner authorized)
by its Constitution under the seal of)
ENVIRO SAFE SOLUTIONS SDN BHD)
(Company No. 1024340-A))
which said seal was hereunto affixed)
in the presence of:)

…………………………………	…………………………………
Director	Witness
Name : Shah Bahr	Name : MEGAT MIZAN NICHOLAS DENNEY
NRIC No. [redacted]	NRIC No. [redacted]

The execution of this Agreement was)
duly effected in a manner authorized)
by its Constitution under the seal of)
WKL ECO EARTH SDN BHD)
(REGISTRATION NO. 20170101705)
(1231200-A)))
which said seal was hereunto affixed)
in the presence of:)

…………………………………	…………………………………
Director	Director
Name : Dr. Low Wai Koon	Name : Chan Kok Wei
NRIC No. [redacted]	NRIC No. [redacted]